As filed with the Securities and Exchange Commission on December 11, 2013
 Registration No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST NIAGARA FINANCIAL GROUP, INC
(Exact name of registrant as specified in its charter)

Delaware	42-1556195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)
401(k) Savings Plan of First Niagara
(Full title of the plan)
Kristy Berner, Esq.
Senior Vice President and General Counsel
726 Exchange Street, Suite 618
Buffalo, NY 14210
(Name and address of agent for service)
(716) 819-5500
(Telephone number, including area code, of agent for service)

With a copy to:
Craig S. Wittlin, Esq.
Daniel R. Kinel, Esq.
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
Tel: (585) 232-6500
Fax: (585) 232-2152
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered (1)	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share	3,500,000	$10.97	$38,395,000	$4,945.28

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the 401(k) Savings Plan of First Niagara.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock as may become issuable pursuant to stock splits, stock dividends, recapitalizations and similar transactions in accordance with the anti-dilution provisions of the Plan.

(3) In accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, calculated on the basis of the average of the high and low prices of the Common Stock reported on the NASDAQ Global Select Market as of December 9, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be delivered to participants in the 401(k) Savings Plan of First Niagara (the “Plan”) as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission by us are incorporated by reference into this registration statement:

(1)	our annual report on Form 10-K for the fiscal year ended December 31, 2012;
(2)	the Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2012;
(3)	our quarterly reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;
(4)	our current reports on Form 8-K dated March 5, 2013, March 20, 2013, April 25, 2013, July 22, 2013 and August 6, 2013; and
(5)
for a description of our common stock, we make reference to “Description of Capital Stock of First Niagara Financial Group Following the Conversion”, “Our Dividend Policy” and “Market for the Common Stock” in our Registration Statement on Form S-1 filed on September 18, 2002, as amended on November 14, 2002 (Commission File No. 333-99737).

Nothing in this registration statement shall be deemed to incorporate information furnished, but not filed, with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit. All documents subsequently filed by us or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, after the date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.
Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. First Niagara’s restated certificate of incorporation provides for indemnification of its officers and directors to the fullest extent permitted by the DGCL.
As permitted by Section 102 of the DGCL, First Niagara’s restated certificate of incorporation provides that no director will be liable to First Niagara or its stockholders for monetary damages for breach of certain fiduciary duties as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any its directors, officers, employees and agents against any liability asserted against them in connection with or arising out of their position with the corporation. First Niagara maintains liability insurance covering its directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act of 1933, within the limits and subject to the limitations of the policies. The indemnification and insurance provided for directors of First Niagara are subject to Section 174 of the DGCL, which governs liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.
We will submit or have submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and have made or will make all changes required by the IRS in order to qualify the Plan, as amended, under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on December 11, 2013.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:	/s/ GARY M. CROSBY
Gary M. Crosby
Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary M. Crosby and Gregory W. Norwood, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ GARY M. CROSBY	Interim President and Chief Executive Officer	December 11, 2013
Gary M. Crosby	(Principal Executive Officer)

/s/ GREGORY W. NORWOOD	Chief Financial Officer	December 11, 2013
Gregory W. Norwood	(Principal Financial Officer / Principal Accounting Officer)

/s/ THOMAS E. BAKER	Director	December 11, 2013
Thomas E. Baker

/s/ JAMES R. BOLDT	Director	December 11, 2013
James R. Boldt

/s/ G. THOMAS BOWERS	Chairman of the Board of Directors	December 11, 2013
G. Thomas Bowers

/s/ ROXANNE J. COADY	Director	December 11, 2013
Roxanne J. Coady

/s/ CARL A. FLORIO	Director	December 11, 2013
Carl A. Florio

/s/ CARLTON L. HIGHSMITH	Director	December 11, 2013
Carlton L. Highsmith

/s/ GEORGE M. PHILIP	Director	December 11, 2013
George M. Philip

/s/ PETER B. ROBINSON	Director	December 11, 2013
Peter B. Robinson

/s/ NATHANIEL D. WOODSON	Director	December 11, 2013
Nathaniel D. Woodson

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, State of New York on December 11, 2013.

401(k) Savings Plan of First Niagara
First Niagara Financial Group, Inc. Employee Benefits Administration Committee
By:	/s/ MARYLISA OROSS
MaryLisa Oross
Chairman

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

*4.1	Restated Certificate of Incorporation of First Niagara Financial Group, Inc. filed as Exhibit 3.1 to our Current Report on 8-K dated April 27, 2011.

*4.2
Certificate of Designations of Fixed-to-Floating Rate Perpetual Noncumulative Preferred Stock, Series B of First Niagara Financial Group, Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K dated December 14, 2011.

*4.3	Amended and Restated Bylaws of First Niagara Financial Group, Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K dated September 23, 2010.

*4.4	Form of Common Stock Certificate filed as Exhibit 4.2 to our Registration Statement on Form S-1, on September 18, 2002, as amended on November 14, 2002 (Commission File No. 333-99737).

5	Opinion and consent of Harter Secrest & Emery LLP.

23	Consent of KPMG LLP.

24	Power of Attorney (included in the signature pages to the Registration Statement).

* Previously filed and incorporated herein by reference.